SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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City National Rochdale Funds

(Name of Registrant as Specified in Its Charter)

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CITY NATIONAL ROCHDALE FIXED INCOME OPPORTUNITIES FUND,
a series of
CITY NATIONAL ROCHDALE FUNDS
400 North Roxbury Drive, Beverly Hills, California 90210

IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF AN INFORMATION STATEMENT

March 13, 2018

As a shareholder of the City National Rochdale Fixed Income Opportunities Fund (the “Fund”), a series of City National Rochdale Funds (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the appointment of Alcentra NY, LLC (“Alcentra NY”) and Alcentra Limited as sub-advisers to a portion of the Fund’s assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the change.

Alcentra Limited has been a sub-adviser to the Fund since March 2014. On November 30, 2017, the Board of Trustees of the Trust approved a new sub-advisory agreement among City National Rochdale, LLC (the “Adviser”), Alcentra NY and Alcentra Limited with respect to another portfolio of the Fund. The new sub-advisory agreement was effective on December 14, 2017.

The Adviser continues to serve as investment adviser to the Fund. There will be no increase in fees to the Fund and its shareholders as a result of this approval.

The Fund has received an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Adviser, subject to certain conditions required by the SEC, to retain an unaffiliated sub-adviser or terminate or replace a sub-adviser to the Fund, with the approval of the Board of Trustees but without obtaining approval of the Fund’s shareholders. Although approval by the Fund’s shareholders is not required, the Exemptive Order requires that an Information Statement be made available to the Fund’s shareholders in connection with such actions.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at www.citynationalrochdalefunds.com/Home/LatestNews. The Information Statement will be available on the website until at least June 11, 2018. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at City National Rochdale Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456; by calling (888) 889-0799; or by accessing the Trust’s website at www.citynationalrochdalefunds.com/Home/LatestNews. The Fund’s most recent annual report and semi-annual report are also available upon request, without charge, by contacting the Trust at the above address or phone number, or by visiting the website www.citynationalrochdalefunds.com/FundInformation/Reports.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at City National Rochdale Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or call (888) 889-0799. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one. There is no charge to you to obtain a copy. Call us at (888) 889-0799 if you have any questions.

IMPORTANT NEWS ABOUT

CITY NATIONAL ROCHDALE FIXED INCOME OPPORTUNITIES FUND

March 13, 2018

To the Shareholders of the City National Rochdale Fixed Income Opportunities Fund:

The Board of Trustees of City National Rochdale Funds has appointed Alcentra NY, LLC (“Alcentra NY”) and Alcentra Limited as sub-advisers to a portion of the City National Rochdale Fixed Income Opportunities Fund (the “Fund”).

Alcentra Limited has been a sub-adviser to the Fund since March 2014. On November 30, 2017, the Board of Trustees of the Trust approved a new sub-advisory agreement among City National Rochdale, LLC (the “Adviser”), Alcentra NY and Alcentra Limited with respect to another portfolio of the Fund. The new sub-advisory agreement was effective on December 14, 2017.

City National Rochdale, LLC continues to serve as investment adviser to the Fund. There will be no increase in fees to the Fund and its shareholders as a result of this approval.

The next few pages of this package feature more information about Alcentra NY and Alcentra Limited. Please take a few moments to read them. Call us at (888) 889-0799 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in the Fund.

Sincerely,

Garrett D’Alessandro
President

INFORMATION STATEMENT
TO SHAREHOLDERS OF THE
CITY NATIONAL ROCHDALE FIXED INCOME OPPORTUNITIES FUND

This document is an Information Statement and is being furnished to shareholders of the City National Rochdale Fixed Income Opportunities Fund (the “Fund”), a series of City National Rochdale Funds (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”). City National Rochdale, LLC (the “Adviser”) serves as the investment adviser for the Fund. The exemptive order permits the Adviser and the Board of Trustees of the Trust (the “Board”) to employ unaffiliated sub-advisers, terminate sub-advisers, and modify sub-advisory agreements with unaffiliated sub-advisers without prior approval of the Fund’s shareholders.

The Board reviews advisory and sub-advisory agreements annually. In addition, under the SEC order, if the Adviser and the Board retain a new sub-adviser, the Trust is required to provide an Information Statement to shareholders of the affected portfolios of the Trust explaining the change.

Certain information on the share ownership of the Fund is set forth in Appendix A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Appointment of Alcentra NY, LLC and Alcentra Limited as Sub-Advisers to the City National Rochdale Fixed Income Opportunities Fund

On November 30, 2017, the Board of Trustees (the “Board”) of City National Rochdale Funds (the “Trust”), including the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved the appointment of Alcentra NY, LLC (“Alcentra NY”) and Alcentra Limited as sub-advisers to a portion of the City National Rochdale Fixed Income Opportunities Fund series of the Trust (the “Fund”).

Alcentra Limited has been a sub-adviser with respect to a portion of the Fund since March 2014. At the November 2017 meeting, the Board of Trustees approved a new sub-advisory agreement among City National Rochdale, LLC (the “Adviser”), the Fund’s investment adviser, Alcentra NY and Alcentra Limited with respect to a new portfolio of the Fund.

No officers or Trustees of the Trust are officers, employees, directors, managers or members of Alcentra NY or Alcentra Limited. In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, any interest in Alcentra NY or Alcentra Limited, any of their parents or subsidiaries or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which Alcentra NY or Alcentra Limited, any of their parents or subsidiaries or any subsidiaries of a parent of any such entities, was or is to be a party.

Considerations by the Board of Trustees

At its November 2017 meeting, in connection with its review of the proposed sub-advisory agreement, the Board considered a variety of matters, including information about the investment strategies and styles Alcentra NY and Alcentra Limited proposed to use in managing the new portfolio of the Fund, their proposed sub-advisory fees, and the personnel proposed to provide services to the new portfolio, and information about the compliance policies and procedures of Alcentra NY and Alcentra Limited, including their codes of ethics. The Board also considered information regarding the background, education, experience and compensation structure of Alcentra NY’s and Alcentra Limited’s key portfolio management and operational personnel; their overall financial strength and stability; their resources and related efforts to retain, attract and motivate capable personnel to serve the Fixed Income Opportunities Fund; and the overall general quality and depth of their organizations. The Board also reviewed Alcentra NY’s and Alcentra Limited’s CLO investment philosophy and processes, as well as their brokerage and trading practices, their disaster recovery and contingency planning, and their commitment and systems in place with regard to compliance with applicable laws and regulations. The Board also reviewed performance results of two funds managed by Alcentra NY and Alcentra Limited portfolio managers (the “Alcentra Funds”) using the same investment strategies they planned to use to manage the new portfolio of the Fund, as well as the fees charged by Alcentra Limited to the then-existing portfolio of the Fund it managed. Certain information considered by the Board with respect to Alcentra Limited had been provided in August 2017, when the Board last renewed Alcentra Limited’s existing sub-advisory agreement with respect to the Fund, and the Board considered information from Alcentra Limited regarding material changes to the information provided in August 2017.

The Board reviewed the performance of one Alcentra Fund for three- and five-year and since-inception periods ended July 31, 2016, when that Alcentra Fund merged into the second Alcentra Fund, and the performance of the surviving Alcentra Fund for three- and five-year and since-inception periods ended September 29, 2017. The meeting materials indicated that for each of those periods the annualized return of the Alcentra Fund exceeded the return of the Eurohedge Credit Index.

The Board reviewed information regarding the sub-advisory fees proposed to be charged by Alcentra NY and Alcentra Limited with respect to the Fund and observed that the fee was the same as the fee Alcentra Limited charged to manage its existing portion of the Fund.

The Board also considered the benefits received by each of Alcentra and Alcentra Limited as a result of its relationship with the Fund other than the receipt of sub-advisory fees, including any research provided to it by broker-dealers providing execution services to the Fund, and the intangible benefits of its association with the Fund generally and any favorable publicity arising in connection with the Fund’s performance. The Board considered that although neither of the Fund’s advisory agreement nor the new sub-advisory agreement with Alcentra NY and Alcentra Limited provided for fee breakpoints, the portion of the advisory fee retained by the Adviser after payment of sub-advisory fees was low and significant economies of scale were not likely to be realized by the Adviser, Alcentra NY or Alcentra Limited at the Fund asset levels anticipated during the next several years of the Fund’s operations.

Based on their review, including their consideration of each of the factors referred to above, the Board and the Independent Trustees concluded that the terms of the proposed sub-advisory agreement, including the fees to be received by Alcentra NY and Alcentra Limited, were fair and reasonable in light of the nature and quality of the services proposed to be provided by Alcentra NY and Alcentra Limited to the Fund and its shareholders, and approved the sub-advisory agreement.

Terms of Sub-Advisory Agreement

The Alcentra NY and Alcentra Limited sub-advisory agreement will continue in force for a term of two years following its effective date, unless sooner terminated, and will continue in force from year to year thereafter so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by the Adviser, by the Board or by a vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act, on 60 days’ prior written notice to Alcentra NY and Alcentra Limited. The agreement may also be terminated at any time by Alcentra NY or Alcentra Limited on 60 days’ written notice to the Adviser and the Fund. The agreement will automatically terminate if the Investment Management Agreement between the Adviser and the Trust with respect to the Fund is terminated.

Pursuant to the sub-advisory agreement, Alcentra NY is entitled to annual fees of 0.45% of the average daily net assets of the portion of the Fund managed by Alcentra NY and Alcentra Limited. Alcentra NY may pay a portion of the fee it receives in connection with this agreement to Alcentra Limited or its affiliates. The sub-advisory fees paid pursuant to the sub-advisory agreement are paid by the Adviser and not the Fund. Because the Adviser pays Alcentra NY out of the Adviser’s own fees received from the Fund, there is no “duplication” of advisory fees paid. The Adviser receives an annual fee of 0.50% of the Fund’s average daily net assets. There will be no increase in advisory fees to the Fund and its shareholders in connection with the appointment of Alcentra NY and Alcentra Limited as sub-advisers to the Fund.

The foregoing description of the agreement is only a summary and is qualified in its entirety by reference to the text of the agreement. A copy of the agreement is on file with the SEC and is available: (1) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (2) by mail (Public Reference Section, Securities and Exchange Commission, Washington, DC 20549-1520) or email (publicinfo@sec.gov) (upon payment of any applicable fees); or (3) on the EDGAR Database on the SEC’s internet website (www.sec.gov).

Certain Information Regarding Alcentra NY and Alcentra Limited

Alcentra NY is located at 200 Park Avenue, 7th Floor, New York, New York 10166. Alcentra Limited is located at 160 Queen Victoria Street, London, EC4V 4LA. Alcentra NY and Alcentra Limited are majority owned by BNY Alcentra Group Holdings, Inc., which is part of BNY Mellon Asset Management. The Bank of New York Mellon Corporation holds 100% of the shares of BNY Alcentra Group Holdings, Inc. Alcentra NY, Alcentra Limited and their affiliates had assets under management of $34.7 billion as of September 30, 2017.

The names and principal occupations of the principal executive officers and directors of Alcentra NY and Alcentra Limited are listed below:

Alcentra NY

Name	Principal Occupation/Title
David Forbes-Nixon	Chief Executive Officer
Paul Hatfield	Chief Investment Officer, Board Member
Steven Levinson	Chief Compliance Officer
Daniel Fabian	Chief Financial Officer
John Yang	President, Board Member, Global Head of Business Development, Head of the Americas
Gregory Brisk	Board Member
Joseph Gennaco	Board Member
Kevin Cronk	Board Member, Head of Research

Alcentra Limited

Name	Principal Occupation/Title
David Forbes-Nixon	Chief Executive Officer, Board Member
James Algar	Chief Compliance Officer
Gregory Brisk	Board Member
Daniel Fabian	Board Member, Chief Financial Officer, Chief Operating Officer

Each of the principal executive officers and directors of Alcentra NY is located at 200 Park Avenue, 7th Floor, New York, New York 10166, and each of the principal executive officers and directors of Alcentra Limited is located at 160 Queen Victoria Street, London, EC4V 4LA.

Alcentra NY and Alcentra Limited have indicated that neither of them serves as investment adviser or sub-adviser to any other mutual funds which have investment objectives similar to those of Alcentra NY’s and Alcentra Limited’s portion of the Fund.

General Information

The principal executive offices of the Trust and the Adviser are located at 400 North Roxbury Drive, Beverly Hills, California 90210. The Trust’s administrator is SEI Investments Global Funds Services, and the Trust’s distributor is SEI Investments Distribution Co., each of which is located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Trust’s transfer agent is U.S. Bancorp Fund Services, LLC, which is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Trust’s custodian is U.S. Bank, N.A., which is located at 1555 N. Rivercenter Drive, Milwaukee, Wisconsin 53212. Counsel to the Trust is Morgan, Lewis & Bockius LLP, 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626. Counsel to the Independent Trustees of the Trust is Dechert LLP, 650 Town Center Drive, Suite 700, Costa Mesa, California 92626.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to City National Rochdale Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or by calling (888) 889-0799, or by accessing the Trust’s website at www.citynationalrochdalefunds.com.

To reduce expenses, we may mail only one copy of each Annual and Semi-Annual Report and Notice of Internet Availability of Information Statement to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call us at (888) 889-0799. We will begin sending you individual copies 30 days after receiving your request.

APPENDIX A

As of January 3, 2018, the following shareholders were known by the City National Rochdale Fixed Income Opportunities Fund to own of record* (with sole or shared voting or investment power) 5% or more of the outstanding shares of the indicated class of the Fund:

Shareholder and Address	Class	Total Number of Shares Owned	Percentage of Total Outstanding Shares of Class as of January 3, 2018
Pershing LLC 1 Pershing Plz Jersey City, NJ 07399-0001	N	44,206,268.352	39.77%
National Financial Services LLC Attn Mutual Funds Dept. 499 Washington Blvd. Fl. 5 Jersey City, NJ 07310	N	30,920,946.449	27.82%
Mutual Fund Administrator c/o City National Bank SEI Private Trust Company One Freedom Valley Drive Oaks, PA 19456-9989	N	27.357,635.490	24.61%

*	The Funds have no information regarding the beneficial owners of Fund shares owned through accounts with financial intermediaries.

As of January 3, 2018 the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the City National Rochdale Fixed Income Opportunities Fund.

Appendix A